                                                                 Exhibit (a)(6)



                          REED SMITH CROSBY HEAFEY LLP

A limited liability partnership formed in the State of Delaware. "Reed Smith" and "Reed Smith Crosby Heafey LLP" refer to Reed Smith LLP and related entities.

Kenneth J. Philpot (State Bar No. 62401)
Raymond A. Cardozo (State Bar No. 173263)
Heather Lenhardt (State Bar No. 217580)
REED SMITH CROSBY HEAFEY LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111

MAILING ADDRESS:
P.O. Box 7936
San Francisco, CA  94120-7936

Telephone:     415.543.8700
Facsimile:     415.391.8269

Attorneys for Plaintiff
Metric Partners Growth Suite Investors, L.P.

                          UNITED STATES DISTRICT COURT

                         NORTHERN DISTRICT OF CALIFORNIA

METRIC PARTNERS GROWTH SUITE          No. C03-2523-CRB
INVESTORS, L.P., a California limited
partnership,                          METRIC PARTNERS GROWTH SUITE
                                      INVESTORS, L.P.'S EX PARTE
           Plaintiff,                 APPLICATION FOR TEMPORARY
                                      RESTRAINING ORDER AND ORDER TO
       vs.                            SHOW CAUSE WHY A PRELIMINARY
                                       INJUNCTION SHOULD NOT ISSUE
KENNETH E. NELSON,
                                      Date: As Soon As Court May Hear Matter
           Defendant.                 Time: See Above
                                      Place: See Above
                                      Compl. Filed:       May 28, 2003

                                      Honorable Charles R. Breyer

                                      Filed With: (1) Memorandum Of Points &
                                      Authorities; (2) Declaration Of Kenneth J.
                                      Philpot [Attaching Complaint And Other
                                      Pertinent Documents]; [proposed] Order
                                      Granting TRO And Issuing OSC Why A
                                      Preliminary Injunction Should Not Issue

                  Plaintiff Metric Partners Growth Suite Investors, L.P.'s (Metric) hereby applies ex parte for a temporary restraining order (TRO) enjoining defendant Kenneth Nelson (Nelson) forthwith from taking any further action to support a tender offer and consent solicitations that he

No. C03-2523-CRB                    - 1 -

  EX PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE
                 WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE

                          REED SMITH CROSBY HEAFEY LLP
A limited liability partnership formed in the State of Delaware. "Reed Smith" and "Reed Smith Crosby Heafey LLP" refer to Reed Smith LLP and related entities.

has submitted to the holders of limited partnership interests in Metric (unit holders) in violation of (1) the provisions in Metric's Partnership Agreement that set forth the procedure for submitting such an offer and solicitations to Metric's unit holders and the matters that may be presented in such an offers or solicitation, (2) the disclosure requirements of the federal securities laws, and (3) California breach of fiduciary duty law.

                  This TRO Application is made to preserve the status quo and prevent Metric from suffering irreparable injury from Nelson's unlawful action before Nelson can be heard in opposition and before the Court can hear and decide a motion for a preliminary injunction. Metric further requests that the Court set for hearing a motion for a preliminary injunction at the earliest possible time, not to exceed 10 days from the entry of a TRO, that the Court deem these application papers as a motion for preliminary injunction upon setting such a hearing, and that the Court thereafter grant a preliminary injunction enjoining Nelson's invalid tender offer and consent solicitations.

                  Metric advised Nelson on May 28, 2003 that it would seek injunctive relief if he did not refrain from his unlawful conduct. Nelson requested, and Metric granted, him until the afternoon of June 2, 2003 to indicate whether he would cease the challenged conduct. Nelson advised on the afternoon of June 2 that he would not cease his conduct, and Metric advised at that time that it would be filing this TRO application the next day. The next day, Metric served this TRO application by hand on Nelson's counsel before filing it in this Court. Nelson has advised that he intends to oppose the application.

                  This application is based on this application, the accompanying memorandum of points and authorities, the Declaration of Kenneth J. Philpot filed herewith, the Complaint on file in this action (attached as Exhibit 1 to the Declaration of Kenneth J. Philpot), the proposed temporary restraining order and order to show cause filed herewith, and any other papers or

No. C03-2523-CRB                     - 2 -

                          REED SMITH CROSBY HEAFEY LLP
A limited liability partnership formed in the State of Delaware. "Reed Smith" and "Reed Smith Crosby Heafey LLP" refer to Reed Smith LLP and related entities.

arguments that the parties may present in connection with this application or ensuing preliminary injunction motion proceedings.

         DATED: June 3, 2003.

                                      REED SMITH CROSBY HEAFEY LLP

                                      By   /s/ Kenneth J. Philpot
                                         ------------------------------
                                         Kenneth J. Philpot
                                         Attorneys for Plaintiff
                                         Metric Partners Growth Suite Investors,
                                         L.P.

No. C03-2523-CRB                     - 3 -